Exhibit 99.1
EXECUTION VERSION
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to certain shares of Class A Common Stock of Colony Credit Real Estate, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing.
The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.
Dated as of November 7, 2019

CLNC MANAGER, LLC

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

NRF RED REIT CORP.

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

NRF HOLDCO, LLC

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

COLONY CAPITAL OPERATING COMPANY, LLC

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

COLONY CAPITAL, INC.

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer